UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2003

AMDL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27689	33-0413161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2492 Walnut Avenue, Suite 100 Tustin, California (Address of Principal Executive Offices)	92780-7039 (Zip Code)

(714) 505-4460
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure
SIGNATURE

Item 5. Other Events and Regulation FD Disclosure

Completion of Unit Offering

     From April through June of 2003 we conducted private a offering for the sale to accredited investors of 1,321 units (“Units”), each Unit consisting of $1,000 principal amount of 5% convertible promissory notes (“Notes”) and warrants (“Warrants”) to purchase a number of shares of our common stock equal to the number of shares issuable upon conversion of the Notes. As of June 30, 2003, $1,301,000 in gross proceeds has been received in the offering. Approval from the American Stock Exchange (“AMEX”) was received on June 18, 2003 of our application for listing of the shares issuable upon conversion of the Notes with respect to 1,020 of the Units, and our application for AMEX approval is still pending with respect to the shares of our common stock issuable with respect to the additional 301 Units (“Additional Units”). If AMEX approves the listing of the shares issuable upon conversion of the Notes included in the Additional Units, the total number of shares issued on conversion of all of the Notes will be 3,415,603.

     The conversion price of the Notes in the offering generally equaled the higher of (i) 110% of the average closing prices of our common stock as reported by AMEX for the five consecutive trading days immediately prior to the earlier of the date (x) we accepted the purchase agreement or (y) received the funds from the investor, or (ii) $0.385. The exercise price of each investor’s Warrant is equal to the conversion price of that investor’s Note, and the number of shares underlying such Warrant is equal to the total dollar amount of the Note divided by the exercise price.

S-3 Registration Statement

     In connection with the Unit offering, we agreed to file a registration statement with the Securities and Exchange Commission on Form S-3 (the “S-3 Registration Statement”) covering the secondary offering and resale of the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants. Other holders of our securities also have registration rights that obligate us to include the shares of common stock issued or issuable to them in the S-3 Registration Statement. As soon as reasonably practical after AMEX makes a determination as to the approval of listing of the shares issuable upon conversion of the Notes and shares issuable on exercise of the Warrants included in Additional Units, we intend to file the S-3 Registration Statement covering the offer and sale, from time to time, by the selling stockholders named in the S-3 Registration Statement of (i) all of the shares of common stock issued upon conversion of the Notes and exercise of the Warrants; including the shares of common stock issuable upon exercise of additional warrants to be issued to purchasers of Units which we are contractually obligated to issue if the S-3 Registration Statement is not declared effective by the SEC on or before certain specified dates; (ii) shares of common stock issuable upon the exercise of compensatory warrants issued to the placement agents for the Unit offering; (iii) 400,000 shares of common stock, plus an additional 100,000 shares of common stock issuable upon the exercise of a contingent warrant, issued to an investment advisor for services in connection with the Unit offering; and (iv) 300,000 shares of common stock, plus an additional 230,000 shares of common stock issuable upon the exercise of warrants, issued by us in previous transactions unrelated to the Unit offering.

     Assuming AMEX approves the listing of the Warrants included in the Additional Units and assuming the exercise of all other warrants included in the S-3 Registration Statement, we may receive additional gross proceeds of approximately $1,450,000. No assurances can be given that any of these warrants will be exercised.

Compensation to Placement Agents and Investment Advisor

     In connection with our offering of the Units, we utilized the services of two placement agents, PCNA, S.A., a Swiss corporation, and Gestibroker Consulting and Financial Management S.A., a Swiss corporation. We agreed to pay these placement agents 13% of gross proceeds from the Unit offering, and to issue warrants to purchase shares of our common stock equal to ten percent (10%) of the aggregate number of shares issued upon conversion of Notes. We also agreed to pay Gestibroker a 10% cash commission upon exercise of the Warrants included on the Units sold by them.

     In addition, we entered into an investment advisory agreement with First London Finance, Ltd, a British Virgin Islands company. Under the terms of the investment advisory agreement, we issued 400,000 shares of common stock to First London Finance, plus a warrant to purchase an additional 100,000 shares of common stock contingent upon our receipt of at least $750,000 in gross proceeds from the exercise of the Warrants included as part of the Units within 90 days after the effectiveness of the S-3 Registration Statement. These 100,000 shares have not yet been earned or issued.

Lock-Up Agreements

     The shares issued upon conversion of the Notes are subject to a lock-up agreement that prohibits the public resale of those shares for a period of ninety (90) days after the effective date of the S-3 Registration Statement. The shares underlying the Warrants will be subject to a similar restriction on transferability for an indefinite period beginning on the ninety-first (91st) day after the effective date of the S-3 Registration Statement.

Accounting for Debt Discount

     We will value the Warrants issued as part of the Units, and then record the value of the Warrants and Notes based on the relative fair market value of both instruments. The Warrant value will be recorded to additional paid-in capital, with the offsetting entry being recorded to debt discount. The Note value will be further assessed as to whether a beneficial conversion exists at the date of the Note, and, to the extent a beneficial conversion feature exists, a further debt discount and additional paid-in capital entry will be recorded for the computed value of the conversion feature. The recorded debt discounts will be amortized through the maturity date of the related Note.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMDL, INC.

	By:	/s/ Gary L. Dreher

Dated: July 1, 2003		President and Chief Executive Officer